SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): September 30, 2005

Commission File Number 1-8349	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and
telephone number

               Florida Progress Corporation
                410 South Wilmington Street
            Raleigh, North Carolina 27601-1748
                 Telephone: (919) 546-6111

State of Incorporation: Florida	I.R.S. Employer Identification Number 59-2147112

        The address of the registrant has not changed since the last report.

ITEM 8.01. OTHER EVENTS

        On September 30, 2005, Florida Progress Corporation (“FPC”) and its parent company Progress Energy Inc. (“Progress Energy”) entered into several agreements that, taken together, constitute a joint and several, full and unconditional guarantee by Progress Energy of the FPC Capital I 7.10% Cumulative Quarterly Income Preferred Securities due 2039, Series A (the “QUIPS”). FPC will continue to guarantee the QUIPS on a joint and several, full and unconditional basis. As a result of the execution of the Progress Energy guarantee, FPC will no longer be required to file periodic reports under the Securities Exchange Act of 1934, and it expects to cease filing such reports immediately. Certain financial information concerning FPC will be provided in footnotes to Progress Energy’s financial statements to the extent required by Regulation S-X of the Securities and Exchange Commission. The QUIPS will continue to be listed on the New York Stock Exchange under the symbol “FPCPRA”.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA PROGRESS CORPORATION Registrant By: /s/Geoffrey S. Chatas Geoffrey S. Chatas Executive Vice President and Chief Financial Officer

Date: October 5, 2005